Exhibit 99.1
FOR IMMEDIATE RELEASE
April 23, 2026
For further information contact:
Keith Suchodolski, Senior Executive Vice President and Chief Operating Officer, or
Sean Byrnes, Executive Vice President and Chief Financial Officer
Kearny Financial Corp.
(973) 244-4500
KEARNY FINANCIAL CORP. ANNOUNCES THIRD QUARTER FISCAL 2026 RESULTS
AND DECLARATION OF CASH DIVIDEND

Fairfield, N.J., April 23, 2026 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), reported net income for the quarter ended March 31, 2026 of $10.1 million, or $0.16 per diluted share, compared to $9.4 million, or $0.15 per diluted share, for the quarter ended December 31, 2025.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.11 per share, payable on May 20, 2026, to stockholders of record as of May 6, 2026.

Craig L. Montanaro, President and Chief Executive Officer, commented, “We are pleased to report continued momentum in our core earnings this quarter, highlighted by our sixth consecutive quarter of net interest margin expansion. Quarter-over-quarter, net interest margin increased seven basis points as net interest income grew 3%. These results reflect the ongoing favorable repricing and remixing of our loan portfolio which, along with improving funding dynamics, positions us well for continued earnings momentum in the periods ahead.”

Mr. Montanaro continued, “During the quarter, we made strategic investments to strengthen our deposit franchise. We expanded our Corporate Banking team with the addition of four high-powered deposit-focused relationship officers who will accelerate our growth in relationship‑based middle-market commercial deposits. In parallel, we formed a new Specialty Deposits team specifically focused on select high-value deposit verticals in order to further diversify our funding sources.”

Mr. Montanaro concluded, “Our partnership with The Lab Consulting, a management consulting firm engaged to support process improvement and operational efficiency initiatives, is now well underway, and we are encouraged by the early momentum of this initiative. The opportunities identified to streamline processes, enhance automation, and improve the client experience support our commitment to operational excellence and scalable growth. Collectively, these actions position us well to continue delivering sustainable earnings improvement and long‑term shareholder value.”

Third Quarter Highlights
•Pre-tax, pre-provision net revenue increased 5.5% to $13.0 million, or $0.21 per diluted share, reflecting ongoing strengthening of core earnings.
•Net interest margin expanded by seven basis points to 2.21%, extending the momentum of margin improvement for the sixth consecutive quarter.
•Continued advancing the loan portfolio diversification strategy by growing commercial business, construction, and home equity loans by 18.5%, 14.3% and 4.0%, respectively, while strategically reducing multifamily mortgage exposure.
•Tangible book value per share improved $0.09, or 0.9%, to $10.02.
Balance Sheet
•Total assets were $7.61 billion at March 31, 2026, a decrease of $13.2 million, or 0.2%, from December 31, 2025.
•Investment securities totaled $1.09 billion at March 31, 2026, a decrease of $19.3 million, or 1.7%, from December 31, 2025.
•Loans receivable totaled $5.78 billion at March 31, 2026, an increase of $25.8 million, or 0.4%, from December 31, 2025, primarily reflecting increases in commercial and industrial (“C&I”) and construction loans, partially offset by a decrease in multifamily mortgage loans, which reflects our ongoing strategic remix of the portfolio.
•Deposits were $5.73 billion at March 31, 2026, an increase of $17.5 million, or 0.3%, from December 31, 2025.

•Borrowings were $1.06 billion at March 31, 2026, a decrease of $35.0 million, or 3.2%, from December 31, 2025, reflecting reductions in overnight borrowings, partially offset by an increase in Federal Home Loan Bank (“FHLB”) advances.
•At March 31, 2026, the Company maintained available secured borrowing capacity with the FHLB and the Federal Reserve Discount Window of $2.45 billion, representing 32.2% of total assets.
Earnings
Net Interest Income and Net Interest Margin
•Net interest margin expanded by seven basis points to 2.21% for the quarter ended March 31, 2026. The increase for the quarter was primarily driven by lower costs and average balances on interest-bearing liabilities, partially offset by lower average yields on interest-earning assets.
•For the quarter ended March 31, 2026, net interest income increased $1.3 million to $39.2 million from $38.0 million for the quarter ended December 31, 2025. Included in net interest income for the quarters ended March 31, 2026 and December 31, 2025, respectively, was purchase accounting accretion of $552,000 and $494,000, and loan prepayment penalty income of $422,000 and $544,000.
Non-Interest Income
•For the quarter ended March 31, 2026, non-interest income increased $523,000, or 9.4%, to $6.1 million from $5.6 million for the quarter ended December 31, 2025, primarily driven by a non-recurring pre-tax gain of $1.0 million on the sale of properties held for sale in the current period.
•Fees and service charges decreased $373,000, or 28.8%, to $922,000 for the quarter ended March 31, 2026 from $1.3 million for the quarter ended December 31, 2025. The decrease was primarily driven by the absence of $245,000 in loan related fee income associated with the payoff of a single construction loan recorded in the prior period.
•Electronic banking fees and charges decreased $84,000, or 17.8%, to $389,000 for the quarter ended March 31, 2026 from $473,000 for the quarter ended December 31, 2025, primarily driven by lower income from interchange fees.
Non-Interest Expense
•For the quarter ended March 31, 2026, non-interest expense increased $1.1 million, or 3.6%, to $32.3 million from $31.2 million for the quarter ended December 31, 2025, primarily driven by increases in salary and benefits, net occupancy, and advertising, partially offset by decreases in other expense.
•Salary and benefits expense increased $943,000 to $19.3 million for the quarter ended March 31, 2026 from $18.4 million for the quarter ended December 31, 2025, primarily driven by an increase in payroll taxes and employee benefits associated with the start of a new calendar year and a non-recurring severance charge of $205,000 recorded in the current period.
•Net occupancy expense of premises increased $375,000 to $3.3 million for the quarter ended March 31, 2026 from $2.9 million for the quarter ended December 31, 2025, driven by seasonally higher snow removal expenses of $527,000 recorded in the current period.
•Advertising and marketing expense increased $253,000 to $665,000 for the quarter ended March 31, 2026 from $412,000 for the quarter ended December 31, 2025, primarily driven by higher advertising expenses across various formats.
•Other expense decreased $377,000 to $3.5 million for the quarter March 31, 2026 from $3.8 million for the quarter ended December 31, 2025, primarily driven by the absence of non-recurring professional fees incurred in the prior period associated with the Company’s partnership with The Lab Consulting and a decline in fraud losses in the current period. Changes in the other components of non-interest expense between comparative periods reflected normal operating fluctuations within those line items.
Income Taxes
•Income tax expense totaled $2.5 million for the quarter ended March 31, 2026 compared to $2.3 million for the quarter ended December 31, 2025, resulting in an effective tax rate of 19.8% in each respective period.

Asset Quality
•The balance of non-performing assets increased $1.1 million to $52.4 million, or 0.69% of total assets, at March 31, 2026 from $51.3 million, or 0.67% of total assets, at December 31, 2025.
•Net charge-offs totaled $626,000, or 0.04% of average loans, on an annualized basis, for the quarter ended March 31, 2026, compared to $669,000, or 0.05% of average loans, on an annualized basis, for the quarter ended December 31, 2025.
•For the quarter ended March 31, 2026, the Company recorded a provision for credit losses of $391,000, compared to $567,000 for the quarter ended December 31, 2025. The provision for credit loss expense for the quarter ended March 31, 2026 was primarily due to loan growth and charge-offs associated with certain individually evaluated loans, partially offset by quantitative risk factor adjustments.
•Allowance for credit losses (“ACL”) was $44.7 million, or 0.77% of total loans, at March 31, 2026, a decrease of $235,000 from $45.0 million, or 0.78% of total loans, at December 31, 2025. The decrease in the ACL from December 31, 2025 was primarily driven by loan charge-offs, partially offset by a provision for credit losses, as noted above.
Capital
•For the quarter ended March 31, 2026, book value per share increased $0.09, or 0.8%, to $11.79 while tangible book value per share increased $0.09, or 0.9%, to $10.02.
•At March 31, 2026, total stockholders’ equity included after-tax net unrealized losses on securities available for sale of $68.7 million, partially offset by after-tax unrealized gains on derivatives of $2.7 million. After-tax net unrecognized losses on securities held to maturity of $8.2 million were not reflected in total stockholders’ equity.
•At March 31, 2026, the Company’s tangible equity to tangible assets ratio equaled 8.65%. Additionally, the regulatory capital ratios of both the Company and the Bank continued to be in excess of all applicable regulatory requirements as of March 31, 2026.

This earnings release should be read in conjunction with Kearny Financial Corp.’s Q3 2026 Investor Presentation, a copy of which is available through the Investor Relations link located at the bottom of the page of our website at www.kearnybank.com and via a Current Report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov.
Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Category: Earnings

Linked-Quarter Comparative Financial Analysis
Kearny Financial Corp.
Consolidated Balance Sheets
(Unaudited)

(Dollars and Shares in Thousands, Except Per Share Data)	March 31, 2026	December 31, 2025	Variance or Change	Variance or Change Pct.
Assets
Cash and cash equivalents	$123,836	$147,340	$(23,504)	-16.0%
Securities available for sale	983,325	1,000,397	(17,072)	-1.7%
Securities held to maturity	110,581	112,800	(2,219)	-2.0%
Loans held-for-sale	12,183	8,786	3,397	38.7%
Loans receivable	5,779,181	5,753,393	25,788	0.4%
Less: allowance for credit losses on loans	(44,723)	(44,958)	(235)	-0.5%
Net loans receivable	5,734,458	5,708,435	26,023	0.5%
Premises and equipment	41,896	42,559	(663)	-1.6%
Federal Home Loan Bank stock	55,737	57,212	(1,475)	-2.6%
Accrued interest receivable	28,304	27,420	884	3.2%
Goodwill	113,525	113,525	—	—%
Core deposit intangible	1,080	1,198	(118)	-9.8%
Bank owned life insurance	312,050	309,404	2,646	0.9%
Deferred income taxes, net	50,961	51,617	(656)	-1.3%
Other assets	39,720	40,185	(465)	-1.2%
Total assets	$7,607,656	$7,620,878	$(13,222)	-0.2%

Liabilities
Deposits:
Non-interest-bearing	$631,506	$627,180	$4,326	0.7%
Interest-bearing	5,097,576	5,084,370	13,206	0.3%
Total deposits	5,729,082	5,711,550	17,532	0.3%
Borrowings	1,060,000	1,095,000	(35,000)	-3.2%
Advance payments by borrowers for taxes	19,317	18,474	843	4.6%
Other liabilities	36,225	38,458	(2,233)	-5.8%
Total liabilities	6,844,624	6,863,482	(18,858)	-0.3%

Stockholders' Equity
Common stock	648	648	—	—%
Paid-in capital	495,442	494,959	483	0.1%
Retained earnings	349,881	346,749	3,132	0.9%
Unearned ESOP shares	(17,511)	(17,997)	486	2.7%
Accumulated other comprehensive loss	(65,428)	(66,963)	1,535	2.3%
Total stockholders' equity	763,032	757,396	5,636	0.7%
Total liabilities and stockholders' equity	$7,607,656	$7,620,878	$(13,222)	-0.2%

Consolidated capital ratios
Equity to assets	10.03%	9.94%	0.09%
Tangible equity to tangible assets (1)	8.65%	8.56%	0.09%

Share data
Outstanding shares	64,739	64,739	—	—%
Book value per share	$11.79	$11.70	$0.09	0.8%
Tangible book value per share (2)	$10.02	$9.93	$0.09	0.9%
_________________________
(1)Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

(Dollars and Shares in Thousands, Except Per Share Data)	Three Months Ended		Variance or Change	Variance or Change Pct.
	March 31, 2026	December 31, 2025
Interest income
Loans	$66,310	$67,410	$(1,100)	-1.6%
Taxable investment securities	11,425	11,623	(198)	-1.7%
Tax-exempt investment securities	34	35	(1)	-2.9%
Other interest-earning assets	1,400	1,584	(184)	-11.6%
Total interest income	79,169	80,652	(1,483)	-1.8%

Interest expense
Deposits	31,045	33,148	(2,103)	-6.3%
Borrowings	8,888	9,535	(647)	-6.8%
Total interest expense	39,933	42,683	(2,750)	-6.4%
Net interest income	39,236	37,969	1,267	3.3%
Provision for credit losses	391	567	(176)	-31.0%
Net interest income after provision for credit losses	38,845	37,402	1,443	3.9%

Non-interest income
Fees and service charges	922	1,295	(373)	-28.8%
Gain on sale of loans	193	224	(31)	-13.8%
Income from bank owned life insurance	2,646	2,710	(64)	-2.4%
Electronic banking fees and charges	389	473	(84)	-17.8%
Other income	1,944	869	1,075	123.7%
Total non-interest income	6,094	5,571	523	9.4%

Non-interest expense
Salaries and employee benefits	19,316	18,373	943	5.1%
Net occupancy expense of premises	3,263	2,888	375	13.0%
Equipment and systems	3,975	4,007	(32)	-0.8%
Advertising and marketing	665	412	253	61.4%
Federal deposit insurance premium	1,302	1,357	(55)	-4.1%
Directors' compensation	307	306	1	0.3%
Other expense	3,471	3,848	(377)	-9.8%
Total non-interest expense	32,299	31,191	1,108	3.6%
Income before income taxes	12,640	11,782	858	7.3%
Income taxes	2,503	2,333	170	7.3%
Net income	$10,137	$9,449	$688	7.3%

Net income per common share (EPS)
Basic	$0.16	$0.15	$0.01
Diluted	$0.16	$0.15	$0.01

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$—
Cash dividends declared	$7,005	$6,987	$18
Dividend payout ratio	69.1%	73.9%	-4.8%

Weighted average number of common shares outstanding
Basic	62,908	62,858	50
Diluted	63,251	63,061	190

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

(Dollars in Thousands)	Three Months Ended		Variance or Change	Variance or Change Pct.
	March 31, 2026	December 31, 2025
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$5,785,095	$5,778,680	$6,415	0.1%
Taxable investment securities	1,194,487	1,185,602	8,885	0.7%
Tax-exempt investment securities	5,669	5,902	(233)	-3.9%
Other interest-earning assets	106,967	123,475	(16,508)	-13.4%
Total interest-earning assets	7,092,218	7,093,659	(1,441)	-0.0%
Non-interest-earning assets	455,725	455,752	(27)	-0.0%
Total assets	$7,547,943	$7,549,411	$(1,468)	-0.0%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,402,177	$2,385,397	$16,780	0.7%
Savings	761,090	759,247	1,843	0.2%
Certificates of deposit (retail)	1,181,526	1,201,950	(20,424)	-1.7%
Certificates of deposit (brokered)	755,461	756,179	(718)	-0.1%
Total interest-bearing deposits	5,100,254	5,102,773	(2,519)	-0.0%
Borrowings:
Federal Home Loan Bank advances	861,445	998,760	(137,315)	-13.7%
Other borrowings	133,833	38,478	95,355	247.8%
Total borrowings	995,278	1,037,238	(41,960)	-4.0%
Total interest-bearing liabilities	6,095,532	6,140,011	(44,479)	-0.7%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	633,494	595,035	38,459	6.5%
Other non-interest-bearing liabilities	59,644	59,447	197	0.3%
Total non-interest-bearing liabilities	693,138	654,482	38,656	5.9%
Total liabilities	6,788,670	6,794,493	(5,823)	-0.1%
Stockholders' equity	759,273	754,918	4,355	0.6%
Total liabilities and stockholders' equity	$7,547,943	$7,549,411	$(1,468)	-0.0%

Average interest-earning assets to average interest-bearing liabilities	116.35%	115.53%	0.82%	0.7%

Kearny Financial Corp.
Performance Ratio Highlights
(Unaudited)

	Three Months Ended		Variance or Change
	March 31, 2026	December 31, 2025
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.58%	4.67%	-0.09%
Taxable investment securities	3.83%	3.92%	-0.09%
Tax-exempt investment securities (1)	2.37%	2.36%	0.01%
Other interest-earning assets	5.24%	5.13%	0.11%
Total interest-earning assets	4.47%	4.55%	-0.08%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.34%	2.51%	-0.17%
Savings	1.26%	1.40%	-0.14%
Certificates of deposit (retail)	3.20%	3.45%	-0.25%
Certificates of deposit (brokered)	2.71%	2.72%	-0.01%
Total interest-bearing deposits	2.43%	2.60%	-0.17%
Borrowings:
Federal Home Loan Bank advances	3.56%	3.66%	-0.10%
Other borrowings	3.66%	4.13%	-0.47%
Total borrowings	3.57%	3.68%	-0.11%
Total interest-bearing liabilities	2.62%	2.78%	-0.16%

Interest rate spread (2)	1.85%	1.77%	0.08%
Net interest margin (3)	2.21%	2.14%	0.07%

Non-interest income to average assets (annualized)	0.32%	0.30%	0.02%
Non-interest expense to average assets (annualized)	1.71%	1.65%	0.06%

Efficiency ratio (4)	71.25%	71.64%	-0.39%

Return on average assets (annualized)	0.54%	0.50%	0.04%
Return on average equity (annualized)	5.34%	5.01%	0.33%
Return on average tangible equity (annualized) (5)	6.34%	5.96%	0.38%
_________________________
(1)The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)Net interest income divided by average interest-earning assets.
(4)Non-interest expense divided by the sum of net interest income and non-interest income.
(5)Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Five-Quarter Financial Trend Analysis
Kearny Financial Corp.
Consolidated Balance Sheets

(Dollars and Shares in Thousands, Except Per Share Data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)
Assets
Cash and cash equivalents	$123,836	$147,340	$130,139	$167,269	$126,095
Securities available for sale	983,325	1,000,397	1,016,182	1,012,969	1,003,393
Securities held to maturity	110,581	112,800	116,681	120,217	124,859
Loans held-for-sale	12,183	8,786	6,650	5,931	6,187
Loans receivable	5,779,181	5,753,393	5,767,419	5,812,937	5,846,175
Less: allowance for credit losses on loans	(44,723)	(44,958)	(45,060)	(46,191)	(44,455)
Net loans receivable	5,734,458	5,708,435	5,722,359	5,766,746	5,801,720
Premises and equipment	41,896	42,559	43,222	43,897	44,192
Federal Home Loan Bank stock	55,737	57,212	62,011	64,261	62,261
Accrued interest receivable	28,304	27,420	29,460	28,098	28,521
Goodwill	113,525	113,525	113,525	113,525	113,525
Core deposit intangible	1,080	1,198	1,317	1,436	1,554
Bank owned life insurance	312,050	309,404	307,248	304,717	303,629
Deferred income taxes, net	50,961	51,617	51,587	55,203	52,913
Other assets	39,720	40,185	47,629	56,181	64,292
Total assets	$7,607,656	$7,620,878	$7,648,010	$7,740,450	$7,733,141

Liabilities
Deposits:
Non-interest-bearing	$631,506	$627,180	$578,481	$582,045	$587,118
Interest-bearing	5,097,576	5,084,370	5,053,401	5,093,172	5,120,230
Total deposits	5,729,082	5,711,550	5,631,882	5,675,217	5,707,348
Borrowings	1,060,000	1,095,000	1,206,497	1,256,491	1,213,976
Advance payments by borrowers for taxes	19,317	18,474	19,261	19,317	19,981
Other liabilities	36,225	38,458	37,166	43,463	43,723
Total liabilities	6,844,624	6,863,482	6,894,806	6,994,488	6,985,028

Stockholders' Equity
Common stock	648	648	648	646	646
Paid-in capital	495,442	494,959	494,490	494,546	494,131
Retained earnings	349,881	346,749	344,287	341,744	341,921
Unearned ESOP shares	(17,511)	(17,997)	(18,484)	(18,970)	(19,457)
Accumulated other comprehensive loss	(65,428)	(66,963)	(67,737)	(72,004)	(69,128)
Total stockholders' equity	763,032	757,396	753,204	745,962	748,113
Total liabilities and stockholders' equity	$7,607,656	$7,620,878	$7,648,010	$7,740,450	$7,733,141

Consolidated capital ratios
Equity to assets	10.03%	9.94%	9.85%	9.64%	9.67%
Tangible equity to tangible assets (1)	8.65%	8.56%	8.47%	8.27%	8.31%

Share data
Outstanding shares	64,739	64,739	64,739	64,577	64,580
Book value per share	$11.79	$11.70	$11.63	$11.55	$11.58
Tangible book value per share (2)	$10.02	$9.93	$9.86	$9.77	$9.80
_________________________
(1)Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Supplemental Balance Sheet Highlights
(Unaudited)

(Dollars in Thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Loan portfolio composition:
Commercial loans:
Multi-family mortgage	$2,555,001	$2,619,124	$2,640,737	$2,709,654	$2,733,406
Nonresidential mortgage	1,012,422	990,178	988,969	986,556	988,074
Commercial business	201,277	169,884	142,304	138,755	140,224
Construction	207,765	181,766	189,626	177,713	174,722
Total commercial loans	3,976,465	3,960,952	3,961,636	4,012,678	4,036,426
One- to four-family residential mortgage	1,741,023	1,730,543	1,749,362	1,748,591	1,761,465
Consumer loans:
Home equity loans	61,379	59,046	54,116	50,737	49,699
Other consumer	2,377	2,523	2,487	2,533	2,859
Total consumer loans	63,756	61,569	56,603	53,270	52,558
Total loans, excluding yield adjustments	5,781,244	5,753,064	5,767,601	5,814,539	5,850,449
Unaccreted yield adjustments	(2,063)	329	(182)	(1,602)	(4,274)
Loans receivable, net of yield adjustments	5,779,181	5,753,393	5,767,419	5,812,937	5,846,175
Less: allowance for credit losses on loans	(44,723)	(44,958)	(45,060)	(46,191)	(44,455)
Net loans receivable	$5,734,458	$5,708,435	$5,722,359	$5,766,746	$5,801,720

Asset quality:
Nonperforming assets:
Accruing loans - 90 days and over past due	$—	$—	$20,494	$—	$—
Nonaccrual loans	52,379	51,306	44,085	45,597	37,683
Total nonperforming loans	52,379	51,306	64,579	45,597	37,683
Nonaccrual loans held-for-sale	—	—	—	—	—
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$52,379	$51,306	$64,579	$45,597	$37,683

Nonperforming loans (% total loans)	0.91%	0.89%	1.12%	0.78%	0.64%
Nonperforming assets (% total assets)	0.69%	0.67%	0.84%	0.59%	0.49%

Classified loans	$97,384	$97,542	$117,780	$118,418	$113,470

Allowance for credit losses on loans (ACL):
ACL to total loans	0.77%	0.78%	0.78%	0.79%	0.76%
ACL to nonperforming loans	85.38%	87.63%	69.78%	101.30%	117.97%
Net charge-offs	$626	$669	$1,049	$49	$368
Average net charge-off rate (annualized)	0.04%	0.05%	0.07%	0.00%	0.03%

Kearny Financial Corp.
Supplemental Balance Sheet Highlights
(Unaudited)

(Dollars in Thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Funding composition:
Deposits:
Non-interest-bearing deposits	$631,506	$627,180	$578,481	$582,045	$587,118
Interest-bearing demand	2,375,565	2,376,825	2,334,560	2,362,222	2,410,925
Savings	763,016	769,742	751,253	754,376	758,239
Certificates of deposit (retail)	1,201,752	1,180,370	1,208,408	1,218,920	1,218,479
Certificates of deposit (brokered)	757,243	757,433	759,180	757,654	732,587
Interest-bearing deposits	5,097,576	5,084,370	5,053,401	5,093,172	5,120,230
Total deposits	5,729,082	5,711,550	5,631,882	5,675,217	5,707,348

Borrowings:
Federal Home Loan Bank advances	900,000	800,000	1,006,497	1,106,491	1,028,976
Overnight borrowings	160,000	295,000	200,000	150,000	185,000
Total borrowings	1,060,000	1,095,000	1,206,497	1,256,491	1,213,976

Total funding	$6,789,082	$6,806,550	$6,838,379	$6,931,708	$6,921,324

Loans as a % of deposits	100.3%	100.1%	101.7%	101.7%	101.8%
Deposits as a % of total funding	84.4%	83.9%	82.4%	81.9%	82.5%
Borrowings as a % of total funding	15.6%	16.1%	17.6%	18.1%	17.5%

Uninsured deposits:
Uninsured deposits (reported) (1)	$2,199,708	$2,158,440	$2,040,021	$1,989,095	$1,959,070
Uninsured deposits (adjusted) (2)	$839,094	$800,998	$804,209	$813,780	$799,238
_________________________
(1)Uninsured deposits of Kearny Bank.
(2)Uninsured deposits of Kearny Bank adjusted to exclude deposits of its wholly-owned subsidiary and holding company and collateralized deposits of state and local governments.

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Interest income
Loans	$66,310	$67,410	$68,349	$66,485	$64,768
Taxable investment securities	11,425	11,623	12,600	12,322	12,738
Tax-exempt investment securities	34	35	41	49	55
Other interest-earning assets	1,400	1,584	1,518	1,549	1,773
Total interest income	79,169	80,652	82,508	80,405	79,334

Interest expense
Deposits	31,045	33,148	33,931	33,607	34,912
Borrowings	8,888	9,535	10,873	10,955	10,380
Total interest expense	39,933	42,683	44,804	44,562	45,292
Net interest income	39,236	37,969	37,704	35,843	34,042
Provision for (reversal of) credit losses	391	567	(82)	1,785	366
Net interest income after provision for (reversal of) credit losses	38,845	37,402	37,786	34,058	33,676

Non-interest income
Fees and service charges	922	1,295	892	655	573
Gain on sale of loans	193	224	199	190	112
Income from bank owned life insurance	2,646	2,710	2,689	2,869	2,617
Electronic banking fees and charges	389	473	416	442	391
Other income	1,944	869	1,651	835	869
Total non-interest income	6,094	5,571	5,847	4,991	4,562

Non-interest expense
Salaries and employee benefits	19,316	18,373	18,745	18,093	17,700
Net occupancy expense of premises	3,263	2,888	3,307	2,820	3,075
Equipment and systems	3,975	4,007	3,974	4,030	3,921
Advertising and marketing	665	412	562	615	609
Federal deposit insurance premium	1,302	1,357	1,301	1,395	1,450
Directors' compensation	307	306	307	307	326
Other expense	3,471	3,848	3,470	3,633	3,309
Total non-interest expense	32,299	31,191	31,666	30,893	30,390
Income before income taxes	12,640	11,782	11,967	8,156	7,848
Income taxes	2,503	2,333	2,461	1,387	1,200
Net income	$10,137	$9,449	$9,506	$6,769	$6,648

Net income per common share (EPS)
Basic	$0.16	$0.15	$0.15	$0.11	$0.11
Diluted	$0.16	$0.15	$0.15	$0.11	$0.11

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$0.11	$0.11	$0.11
Cash dividends declared	$7,005	$6,987	$6,963	$6,946	$6,933
Dividend payout ratio	69.1%	73.9%	73.2%	102.6%	104.3%

Weighted average number of common shares outstanding
Basic	62,908	62,858	62,741	62,597	62,548
Diluted	63,251	63,061	62,951	62,755	62,713

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

	Three Months Ended
(Dollars in Thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Assets
Interest-earning assets:
Loans receivable, including loans held-for-sale	$5,785,095	$5,778,680	$5,806,767	$5,830,421	$5,805,045
Taxable investment securities	1,194,487	1,185,602	1,236,705	1,227,825	1,251,612
Tax-exempt investment securities	5,669	5,902	6,856	8,039	9,135
Other interest-earning assets	106,967	123,475	115,776	117,622	110,736
Total interest-earning assets	7,092,218	7,093,659	7,166,104	7,183,907	7,176,528
Non-interest-earning assets	455,725	455,752	453,215	454,975	457,206
Total assets	$7,547,943	$7,549,411	$7,619,319	$7,638,882	$7,633,734

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,402,177	$2,385,397	$2,343,809	$2,342,523	$2,405,974
Savings	761,090	759,247	754,244	754,192	751,243
Certificates of deposit (retail)	1,181,526	1,201,950	1,211,026	1,215,661	1,215,767
Certificates of deposit (brokered)	755,461	756,179	755,813	744,345	730,612
Total interest-bearing deposits	5,100,254	5,102,773	5,064,892	5,056,721	5,103,596
Borrowings:
Federal Home Loan Bank advances	861,445	998,760	1,077,146	1,083,902	1,028,958
Other borrowings	133,833	38,478	85,489	107,582	93,389
Total borrowings	995,278	1,037,238	1,162,635	1,191,484	1,122,347
Total interest-bearing liabilities	6,095,532	6,140,011	6,227,527	6,248,205	6,225,943
Non-interest-bearing liabilities:
Non-interest-bearing deposits	633,494	595,035	581,625	582,085	602,647
Other non-interest-bearing liabilities	59,644	59,447	65,024	64,405	59,919
Total non-interest-bearing liabilities	693,138	654,482	646,649	646,490	662,566
Total liabilities	6,788,670	6,794,493	6,874,176	6,894,695	6,888,509
Stockholders' equity	759,273	754,918	745,143	744,187	745,225
Total liabilities and stockholders' equity	$7,547,943	$7,549,411	$7,619,319	$7,638,882	$7,633,734

Average interest-earning assets to average interest-bearing liabilities	116.35%	115.53%	115.07%	114.98%	115.27%

Kearny Financial Corp.
Performance Ratio Highlights

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Average yield on interest-earning assets:
Loans receivable, including loans held-for-sale	4.58%	4.67%	4.71%	4.56%	4.46%
Taxable investment securities	3.83%	3.92%	4.08%	4.01%	4.07%
Tax-exempt investment securities (1)	2.37%	2.36%	2.42%	2.43%	2.43%
Other interest-earning assets	5.24%	5.13%	5.24%	5.27%	6.40%
Total interest-earning assets	4.47%	4.55%	4.61%	4.48%	4.42%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.34%	2.51%	2.63%	2.63%	2.73%
Savings	1.26%	1.40%	1.41%	1.33%	1.30%
Certificates of deposit (retail)	3.20%	3.45%	3.56%	3.56%	3.73%
Certificates of deposit (brokered)	2.71%	2.72%	2.67%	2.62%	2.58%
Total interest-bearing deposits	2.43%	2.60%	2.68%	2.66%	2.74%
Borrowings:
Federal Home Loan Bank advances	3.56%	3.66%	3.69%	3.60%	3.63%
Other borrowings	3.66%	4.13%	4.44%	4.45%	4.41%
Total borrowings	3.57%	3.68%	3.74%	3.68%	3.70%
Total interest-bearing liabilities	2.62%	2.78%	2.88%	2.85%	2.91%

Interest rate spread (2)	1.85%	1.77%	1.73%	1.62%	1.51%
Net interest margin (3)	2.21%	2.14%	2.10%	2.00%	1.90%

Non-interest income to average assets (annualized)	0.32%	0.30%	0.31%	0.26%	0.24%
Non-interest expense to average assets (annualized)	1.71%	1.65%	1.66%	1.62%	1.59%

Efficiency ratio (4)	71.25%	71.64%	72.71%	75.66%	78.72%

Return on average assets (annualized)	0.54%	0.50%	0.50%	0.35%	0.35%
Return on average equity (annualized)	5.34%	5.01%	5.10%	3.64%	3.57%
Return on average tangible equity (annualized) (5)	6.34%	5.96%	6.09%	4.36%	4.28%
_________________________
(1)The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)Net interest income divided by average interest-earning assets.
(4)Non-interest expense divided by the sum of net interest income and non-interest income.
(5)Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

The following tables provide a reconciliation of certain financial measures calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) (as reported) and non-GAAP measures. These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.
Kearny Financial Corp.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Adjusted net income:
Net income (GAAP)	$10,137	$9,449	$9,506	$6,769	$6,648
Non-recurring transactions - net of tax:
Branch consolidation expenses	—	—	178	—	—
Gain on sale of property held for sale	(724)	—	(532)	—	—
Adjusted net income	$9,413	$9,449	$9,152	$6,769	$6,648

Calculation of pre-tax, pre-provision net revenue:
Net income (GAAP)	$10,137	$9,449	$9,506	$6,769	$6,648
Adjustments to net income (GAAP):
Provision for income taxes	2,503	2,333	2,461	1,387	1,200
Provision for (reversal of) credit losses	391	567	(82)	1,785	366
Pre-tax, pre-provision net revenue (non-GAAP)	$13,031	$12,349	$11,885	$9,941	$8,214

Adjusted earnings per share:
Weighted average common shares - basic	62,908	62,858	62,741	62,597	62,548
Weighted average common shares - diluted	63,251	63,061	62,951	62,755	62,713

Earnings per share - basic (GAAP)	$0.16	$0.15	$0.15	$0.11	$0.11
Earnings per share - diluted (GAAP)	$0.16	$0.15	$0.15	$0.11	$0.11

Adjusted earnings per share - basic (non-GAAP)	$0.15	$0.15	$0.15	$0.11	$0.11
Adjusted earnings per share - diluted (non-GAAP)	$0.15	$0.15	$0.15	$0.11	$0.11

Pre-tax, pre-provision net revenue per share:
Pre-tax, pre-provision net revenue per share - basic (non-GAAP)	$0.21	$0.20	$0.19	$0.16	$0.13
Pre-tax, pre-provision net revenue per share - diluted (non-GAAP)	$0.21	$0.20	$0.19	$0.16	$0.13

Adjusted return on average assets:
Total average assets	$7,547,943	$7,549,411	$7,619,319	$7,638,882	$7,633,734

Return on average assets (GAAP)	0.54%	0.50%	0.50%	0.35%	0.35%
Adjusted return on average assets (non-GAAP)	0.50%	0.50%	0.48%	0.35%	0.35%

Adjusted return on average equity:
Total average equity	$759,273	$754,918	$745,143	$744,187	$745,225

Return on average equity (GAAP)	5.34%	5.01%	5.10%	3.64%	3.57%
Adjusted return on average equity (non-GAAP)	4.96%	5.01%	4.91%	3.64%	3.57%

Kearny Financial Corp.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Adjusted return on average tangible equity:
Total average equity	$759,273	$754,918	$745,143	$744,187	$745,225
Less: average goodwill	(113,525)	(113,525)	(113,525)	(113,525)	(113,525)
Less: average other intangible assets	(1,157)	(1,276)	(1,395)	(1,513)	(1,636)
Total average tangible equity	$644,591	$640,117	$630,223	$629,149	$630,064

Return on average tangible equity (non-GAAP)	6.34%	5.96%	6.09%	4.36%	4.28%
Adjusted return on average tangible equity (non-GAAP)	5.90%	5.96%	5.87%	4.36%	4.28%

Adjusted non-interest expense ratio:
Non-interest expense (GAAP)	$32,299	$31,191	$31,666	$30,893	$30,390
Non-recurring transactions:
Branch consolidation expenses	—	—	(250)	—	—
Non-interest expense (non-GAAP)	$32,299	$31,191	$31,416	$30,893	$30,390

Non-interest expense ratio (GAAP)	1.71%	1.65%	1.66%	1.62%	1.59%
Adjusted non-interest expense ratio (non-GAAP)	1.71%	1.65%	1.65%	1.62%	1.59%

Adjusted efficiency ratio:
Non-interest expense (non-GAAP)	$32,299	$31,191	$31,416	$30,893	$30,390

Net interest income (GAAP)	$39,236	$37,969	$37,704	$35,843	$34,042
Total non-interest income (GAAP)	6,094	5,571	5,847	4,991	4,562
Non-recurring transactions:
Gain on sale of property held for sale	(1,020)	—	(749)	—	—
Total revenue (non-GAAP)	$44,310	$43,540	$42,802	$40,834	$38,604

Efficiency ratio (GAAP)	71.25%	71.64%	72.71%	75.66%	78.72%
Adjusted efficiency ratio (non-GAAP)	72.89%	71.64%	73.40%	75.66%	78.72%